Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K for the period ended December 31, 2025 of Fidelity Ethereum Fund (the “Trust”), as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Cynthia Lo Bessette, President of FD Funds Management LLC, the Sponsor of the Trust, hereby certify, to the best of my knowledge, that:

1.
The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 25, 2026	By:	/s/ Cynthia Lo Bessette
	Name:	Cynthia Lo Bessette*
	Title:	President
(Principal Executive Officer)

* The registrant is a trust and Ms. Lo Bessette is signing in her capacity as an officer of FD Funds Management LLC, the Sponsor of the registrant.